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                                                                     EXHIBIT (j)

INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement No. 333-37711 of Undiscovered Managers Funds on Form N-1A of our report dated October 23, 2000 appearing in the annual report to shareholders of Undiscovered Managers Funds for the year ended August 31, 2000, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, all of which are a part of such Registration Statement.



Deloitte & Touche LLP
New York, New York
December 22, 2000